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                                                                    EXHIBIT 2(c)



                                    GUARANTY

                                                   Dated as of February 12, 1999

         FOR AND IN CONSIDERATION OF One Dollar ($1.00) and other good and valuable considerations, the receipt whereof is hereby acknowledged, the undersigned, for itself, and its successors and assigns (the "Guarantor"), hereby absolutely and unconditionally guarantees to US DIAGNOSTIC INC., a Delaware corporation, its successors and assigns ("USD"), prompt and full payment, when and as the same may become due and payable, whether by acceleration or otherwise, of any and all indebtedness, obligations or liabilities of UNITED RADIOLOGY ASSOCIATES, INC., a Texas corporation and of its successors and assigns (collectively, the "Borrower"), under that certain Promissory Note, dated as of February 12, 1999, between the Borrower and USD, in the aggregate principal amount of $1,850,000 (One Million, Eight Hundred and Fifty Thousand Dollars) (the "Note"), including the principal of and interest on the Note, and all renewals, extensions or replacements of the Note. All of the above-described indebtedness, obligations and liabilities of Borrower are sometimes referred to hereinafter as the "indebtedness hereby guaranteed." Guarantor hereby agrees that its obligations under this Guaranty constitute a guaranty of payment when due and not of collection.

         The Guarantor hereby further agrees as follows:

         1. The Guarantor hereby waives demand of payment, presentment, protest and notice of protest, non-payment, default or dishonor on any and all of the indebtedness hereby guaranteed and consents to alteration of any such indebtedness, including, without limitation, alteration of the rate of interest. The Guarantor consents, without any notice, to any extensions that USD may give to Borrower, and the Guarantor ratifies and confirms all extensions, renewals or replacements of the Note. Payments by the Guarantor to USD pursuant to this Guaranty shall be made at the principal executive offices of USD in West Palm Beach, Florida, in lawful money of the United States of America. The Guarantor also hereby agrees to pay to USD any and all expenses of collection and enforcement under this Guaranty and of the indebtedness hereby guaranteed, including but not limited to court costs and reasonable attorneys' fees.

         2. Any amounts received by USD from whatsoever source on account of the Borrower's indebtedness, obligations or liabilities may be applied by USD toward the payment of such of the indebtedness or liabilities, and in such order of application, as USD may from time to time elect; and, notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated to any rights of USD until such time as USD shall have received payment of the full amount of all the indebtedness hereby guaranteed.


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         3. The Guarantor hereby consents to USD from time to time extending the time of payment in whole or in part of any and all of the indebtedness hereby guaranteed for such time or times as USD may determine and hereby waives notice thereof to or obtaining the consent of the Guarantor. Such extension or extensions may be longer than the time for repayment of the original indebtedness hereby guaranteed. The Guarantor further agrees that this Guaranty shall apply with equal force and effect to any renewal or renewals of any of the indebtedness hereby guaranteed. The Guarantor further consents to USD exchanging, surrendering, repledging or otherwise dealing with any of the indebtedness hereby guaranteed without impairing this Guaranty and hereby waives notice thereof to or obtaining the consent therefor of the Guarantor. The Guarantor hereby consents to the partial or total release of the Borrower or other persons primarily or secondarily liable. If at any time all or any part of any payment theretofore applied by USD to any indebtedness hereby guaranteed is or must be rescinded or returned by USD for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower) such indebtedness shall for the purpose of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by USD, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such indebtedness as though such application by USD had not been made.

         4. Notice by USD of the acceptance of and reliance on this Guaranty is hereby waived. No act, delay or omission of any kind by USD shall affect or impair this Guaranty, and USD shall have no duties to the Guarantor. The Guarantor hereby agrees that its obligations hereunder shall be absolute and primary and shall be complete and binding as to the Guarantor and subject to no conditions precedent or otherwise. It is specifically understood and agreed that this Guaranty shall be in full force and effect and fully enforceable according to the terms and conditions herein notwithstanding any limitations which may exist with respect to the liability of the Borrower to pay the indebtedness guaranteed hereunder. This Guaranty contains the full agreement of the Guarantor and is not subject to any oral conditions.

         5. The obligations hereunder shall be continuing and irrevocable except as hereinafter provided. The obligation of the Guarantor hereunder with respect to any and all of the indebtedness, obligations and liabilities of the Borrower incurred under the Note and hereby guaranteed shall continue until all of such indebtedness, obligations, and liabilities have been fully paid and performed and the Note has been terminated or the Guarantor has fully discharged all of Guarantor's obligations hereunder and has been released from this Guaranty in writing by USD.

         6. The liability of the Guarantor shall remain and continue in full force and effect notwithstanding (i) the non-liability of the Borrower for any reason whatsoever for the payment of the indebtedness guaranteed hereunder or any part thereof, (ii) the voluntary or involuntary liquidation, dissolution, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting Borrower or any of its assets. USD may bring suit against the Guarantor separately without having to contemporaneously sue or exhaust its remedies against the Borrower.



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         7. USD shall not assign the indebtedness hereby guaranteed or this
Guaranty, except (i) by operation of law or otherwise in connection with a merger, consolidation, reorganization, recapitalization, dissolution or a business combination to which USD is a party or in which USD is involved, (ii) a change in the ownership of, or the power to vote, a majority or more of the voting stock of USD, or (iii) in connection with a sale of 50% or more of the assets of USD (each, a "Permitted Assignment"). In the event of a Permitted Assignment, the indebtedness hereby guaranteed shall be and remain indebtedness for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the indebtedness hereby guaranteed or of any interest therein shall, to the extent of the interest of such assignee or transferee in the indebtedness hereby guaranteed be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were USD; provided, however, that, unless USD shall otherwise consent in writing, USD shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for the benefit of USD as to the indebtedness hereby guaranteed which USD has not assigned or transferred. For the purposes of this Guaranty, indebtedness shall include the indebtedness hereby guaranteed to USD, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder.

         8. No modification or waiver hereof shall be binding on USD unless in writing signed by an officer of USD. This Guaranty shall be construed in accordance with and governed by the laws of the State of Texas, without regard to conflict of laws principles thereunder. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         9. The Guarantor (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County or in the United States District Court for the Southern District of Texas for purposes of any suit, action or other proceeding arising out of this Guaranty or the subject matter hereof brought by USD, Guarantor, or Borrower, and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. Guarantor hereby consents to service of process by certified mail to Lewis K. Harley, P.C. at 5433 Westheimer, Suite 1014, Houston, Texas 77056 and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of USD and Borrower. Final judgment against Guarantor in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described.



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         10. USD is hereby granted a security interest for the full amount of the indebtedness hereby guaranteed, whether or not due and payable, upon all property and securities now or hereafter in the possession or custody of USD by or for the account of the Guarantor or in which the Guarantor may have an interest (all remittances and property to be deemed to be in the possession of USD as soon as put in transit to it by mail or carrier) and also upon the balance of any deposit accounts of the Guarantor with USD existing from time to time, and USD is hereby authorized and empowered at its option to appropriate any and all thereof and to apply any and all thereof and the proceeds thereof to the payment and extinguishment of the indebtedness hereby guaranteed at any time after such indebtedness becomes due and payable. The security interest hereby granted shall come into existence and continue whether or not any such collateral is deposited to secure other obligations of the Guarantor to USD, and USD is authorized to retain and keep any such collateral until payment and extinguishment of the indebtedness hereby guaranteed. The Guarantor agrees to pay any deficiency remaining after USD realizes on any security (whether furnished by the Borrower, the Guarantor or a third party) but USD shall not be required to first proceed against any such security.

         11. It is not the intention of USD nor the Guarantor to obligate the Guarantor to pay interest in excess of that legally permitted to be paid by Guarantor under applicable law and should it be determined that Guarantor is required to pay usurious interest under the Note, the obligations of the Guarantor shall be limited to paying the maximum rate permitted under said applicable law. This provision shall not limit in any respect, other than the payment of such interest as may be usurious, the obligation of the Guarantor to pay the principal amount due plus other substitute amounts due under the terms of the Note.

         12. Guarantor hereby warrants and represents to USD that, except as may be set out in any exhibit attached hereto, (i) there are no legal proceedings, material claims or demands pending against, or to the knowledge of Guarantor, threatened against Guarantor or any of Guarantor's assets, (ii) Guarantor is not in material breach or material default of any legal obligations it may have and
(iii) no event, including specifically Guarantor's execution and delivery of this Guaranty) has occurred, which, with the passage of time or action by a third party, could result in Guarantor's material breach of material default under this Guaranty.

         13. No failure, omission or delay on the part of USD in exercising any rights hereunder or in taking any action to collect or enforce payment of any obligation to which this Guaranty applies or in enforcing observance or performance of any agreement, covenant, term or condition to be performed or observed under the Note or any other document executed in connection therewith, either against the Borrower or any other person primarily or secondarily liable with the Borrower, shall operate as a waiver of any such right or in any manner prejudice the rights of USD against the Guarantor.



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         14. THE GUARANTOR HEREBY, AND USD BY ITS ACCEPTANCE OF THIS GUARANTY,
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR USD ACCEPTING THIS GUARANTY AND MAKING ANY LOAN OR OTHER EXTENSION OF CREDIT TO THE BORROWER.










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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be dated for convenience as of the date first written above.



                                                     /s/ L.E. Richey
                                                     ---------------------------
                                                     Dr. L.E. Richey, M.D.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:




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